EXHIBIT 15.1




                      CONSENT OF INDEPENDENT AUDITOR



     I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Micronetics Wireless, Inc. (the "Company"), relating to the registration of 300,000 shares of the Company's common stock, of my report dated June 25, 1997, which appears on page F-1 of the 1997 Annual Report to Shareholders, and which is incorporated in the Company's Annual Report on Form 10-KSB for its fiscal year ended March 31, 1997.





                                   /s/Paul C. Roberts
                                   Paul C. Roberts
                                   Certified Public Accountant


Pleasantville, New York
March 13, 1998